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                                                                   EXHIBIT 4(dd)

                               FORM OF DEBENTURE
                               -----------------


                                   Registered

NUMBER _____________                                      $__________

                             WELLS FARGO & COMPANY
             ___% JUNIOR SUBORDINATED DEFERRABLE INTEREST DEBENTURE
                              DUE ________________

Dated: ______________, 1996                             CUSIP ________

Registered Holder:  The First National Bank of Chicago
            as Property Trustee of Wells Fargo Capital __


     THIS DEBENTURE IS NOT A DEPOSIT OR OTHER OBLIGATION OF A BANK AND IS NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER FEDERAL AGENCY


          WELLS FARGO & COMPANY, a corporation duly organized and existing under the laws of the State of Delaware (herein referred to as the "Company", which term includes any successor corporation under the Indenture hereinafter referred
to), for value received, hereby promises to pay to the Registered Holder named above, the principal sum of ________________, on ________ 1, 202_, in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public and private debts; provided that the Company may (i) shorten the Stated Maturity of the principal of this debenture (the "Debenture") to a date not earlier than _______ 1, 200_, and (ii) extend the Stated Maturity of the principal of this Debenture at any time on one or more occasions, subject to certain conditions specified in Section 2.12 of the Indenture, but in no event to a date later than _______ 1, 204_. The Company further promises to pay to the registered holder hereof as hereinafter provided
(a) interest on said principal sum at the rate per annum specified in the title of this Debenture, in like coin or currency, quarterly (subject to deferral as set forth herein) in arrears on the first day of January, April, July and October (each an "Interest Payment Date") commencing ________ 1, 199_, from the Interest Payment Date next preceding the date hereof to which interest has been paid or duly provided for (unless (i) no interest has yet been paid or duly provied for on this Debenture, in which case from ______________, 199_, or (ii) the date hereof is before an Interest Payment Date but after the related Record Date (as defined below), in which case from such following Interest Payment Date, provided, however, that if the Company shall default in payment of the interest due on such following Interest Payment Date, then from the next preceding Interest Payment Date to which interest has been paid or duly provided for), until the principal hereof is paid or duly provided for or made available for payment, plus (b) Additional Interest (as defined in the Indenture) on any overdue installment of interest at the rate per annum specified in the title of this Debenture, compounded quarterly. The interest so payable will, subject to certain exceptions provided in the Indenture hereinafter referred to, be paid to the person in whose name this Debenture is registered at the close of business on the December 15, March 15, June 15 or September 15 (each a "Record Date")
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next preceding such January 1, April 1, July 1 or October 1. This Debenture may
be presented for payment of principal and interest at the offices of The First Chicago National Bank, as payment agent for the Company, maintained for that purpose in the City of Chicago, State of Illinois and the Borough of Manhattan, The City of New York, State of New York; provided, however, that payment of interest may be made at the option of the Company (i) by check mailed to such address of the person entitled thereto as the address shall appear on the Register of the Debentures of this series or (ii) by transfer to an account maintained by the Person entitled thereto as specified in the Register of Debentures, provided that proper transfer instructions have been received by the Record Date. Interest on the Debenture will be computed on the basis of a 360-day year of twelve 30-day months.

          This Debenture is one of a duly authorized issue of Debentures of the Company designated as its ___% Junior Subordinated Deferrable Interest Debentures due _______ 1, 202_, all issued or to be issued in one or more series under and pursuant to an indenture, dated as of November 27, 1996, duly executed and delivered by the Company, as issuer, to The First National Bank of Chicago, as trustee (the "Trustee", which term includes any successor trustee under the Indenture), as supplemented by a First Supplemental Indenture and a Second Supplemental Indenture both dated November 27, 1996 and a Third Supplemental Indenture dated December 3, 1996 (as further supplemented or amended from time to time, the "Indenture"). Reference is made to the Indenture for a description of the respective rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the registered holder or registered holders (the "Holder" or "Holders") of the Debentures. Terms used herein which are not defined herein but which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. The Debentures of this series are limited (except as otherwise provided in the Indenture) to the aggregate principal amount of ____________ Million Dollars ($___,000,000) ($__________ if the over-allotment option is exercised in full).

          The indebtedness of the Company evidenced by the Debentures of this series, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to its obligations to holders of Senior Indebtedness of the Company and each holder of a Debenture of this series, by acceptance thereof, agrees to and shall be bound by such provisions of the Indenture and all other provisions of the Indenture.

          So long as no Event of Default has occurred and is continuing, the Company shall have the right at any time during the term of this Debenture to defer payment of interest on this Debenture, at any time or from time to time, for up to 20 consecutive quarterly interest payment periods with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by applicable law); provided, however, that no Extension Period shall extend beyond the Stated Maturity of the principal of this Debenture; provided, further, that during any such Extension Period, the Company shall not, and shall not permit any Subsidiary of the Company to, (i) declare or pay any dividends or distributions or redeem, purchase, acquire or make a liquidation payment with respect to, any of the Company's capital stock or (ii) make any payment of principal of, or interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company that ranks pari passu with or junior in interest to this Debenture or make any guarantee payments with respect to any guarantee by the Company of the debt securities of any Subsidiaries of the Company if such guarantee ranks pari passu with or junior in interest to this Debenture (other
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than (a) dividends or distributions in Common Stock, (b) any declaration of a dividend in connection with the implementation of a Rights Plan, the issuance of any Common Stock or any class or series of preferred stock of the Company under any Rights Plan or the redemption or repurchase of any rights distributed pursuant to a Rights Plan, (c) payments under any Wells Fargo Guarantee, and (d) purchases of Common Stock related to the issuance of Common Stock or rights under any of the Company's benefit plans for its directors, officers or employees.) Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Stated Maturity of the principal of this Debenture. Upon the termination of any such Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period except at the end thereof. The Company shall give the Holder of this Debenture and the Trustee notice of its election to begin any Extension Period at least one Business Day prior to (a) the next succeeding Interest Payment Date on which interest on this Debenture would be payable but for such deferral, or (b) with respect to Debentures issued to a Wells Fargo Trust, so long as such Debentures are held by such Wells Fargo Trust, the earlier of (i) the next succeeding date on which Distributions on such Wells Fargo Trust's Preferred Securities would be payable but for such deferral or
(ii) the date the Administrative Trustees are required to give notice to any securities exchange, automated quotation system or other applicable self-regulatory organization, or to holders of such Wells Fargo Trust's Preferred Securities, of the Record Date or the date such Distributions are payable, but in any event not less than one Business Day prior to such Record Date.

          This Debenture shall not be valid or become obligatory for any purpose until the certificate of authentication hereon shall have been signed by or on behalf of the Trustee under the Indenture.
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                              REVERSE OF DEBENTURE

          As provided in and subject to the provisions of the Indenture, if an Event of Default with respect to the payment of principal or interest or compliance with certain covenants occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debentures of this series may declare the principal amount of all the Debentures of this series to be due and payable immediately, by a notice in writing to the Company (and to the Trustee, if given by Holders), provided that, in the case of the Debentures of this series issued to a Wells Fargo Trust, if upon such an Event of Default the Trustee or the Holders of not less than 25% in principal amount of the outstanding Debentures of this series fail to declare the principal of all the Securities of this series to be immediately due and payable, then the holders of at least 25% in aggregate liquidation amount of such Wells Fargo Trust's Preferred Securities then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Debentures of this series shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) on such Debentures shall remain subordinated to the extent provided in the Indenture.

          If an Event of Default with respect to certain covenants applicable to all series of securities issued under the Indenture (collectively, the "Securities"), or with respect to events of bankruptcy, insolvency or reorganization of the Company or Wells Fargo Bank, N.A. occurs and is continuing, then and in every such case the Trustee or the Holders of not less than 25% in principal amount of all outstanding Securities (voting as a class) may declare the principal amount of all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if such notice is given by Holders), provided that, in the case of Securities issued to one or more Wells Fargo Trusts, if upon such an Event of Default the Trustee or the Holders of not less than 25% in principal amount of all outstanding Securities fail to declare the principal of all the Securities to be immediately due and payable, the holders of at least 25% in aggregate liquidation amount of the corresponding Preferred Securities and Capital Securities of such Wells Fargo Trusts then outstanding shall have such right by a notice in writing to the Company and the Trustee; and upon any such declaration the principal amount of and the accrued interest (including any Additional Interest) on all the Securities shall become immediately due and payable, provided that the payment of principal and interest (including any Additional Interest) shall remain subordinated to the extent provided in the Indenture.

          The Indenture provides that in certain events a declaration that principal and accrued interest are due and payable, and the consequences of such declaration, may be rescinded and annulled by the Holders of a majority in principal amount of the Securities then outstanding under the Indenture as to which such an acceleration has occurred, voting as one class. In the case of Securities issued under the Indenture to one or more Wells Fargo Trusts, should the Holders of such Securities fail to rescind and annul such declaration and its consequences, the Holders of a majority in aggregate liquidation amount of the corresponding Preferred Securities and Capital Securities of such Wells Fargo Trusts shall have such right. The Indenture also provides that the Holders of a majority in principal amount of all of the Securities of all series then outstanding as to which an Event of Default has occurred (voting as one class) may, on behalf of all Holders of such Securities, waive any past default under the Indenture other than (a) a default in the payment of the principal of or interest on any of the Securities or (b) a default in respect of a covenant or provision of the Indenture which under the terms of the Indenture cannot be modified or amended without the consent of each Holder of Securities so affected. In the case of Securities of one or more series issued to one or more Wells Fargo Trusts, the Indenture provides that the
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Holders of a majority in aggregate liquidation amount of the corresponding
Preferred Securities and Capital Securities issued by such Wells Fargo Trusts shall also have the right to waive such defaults.

          The Indenture contains provisions permitting the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the outstanding Securities of all affected series (voting as one class), to execute supplemental indentures adding any provisions to or changing in any manner or eliminating any of the provisions of the Indenture or of any supplemental indenture or modifying in any manner the rights of the Holders of the Securities of each such series; provided, however, that no such supplemental indenture shall, without the consent of the Holders of all Securities then outstanding (i) extend the fixed maturity of any Securities, or reduce the rate or extend the time of payment of interest thereon or on any overdue principal amount, or reduce the principal amount thereof, or make the principal thereof or any interest thereon or on any overdue principal amount payable in any coin or currency other than that herein prescribed without the consent of the Holder of each Security so affected, (ii) reduce the percentage of Securities, the consent of the Holders of which is required for any such supplemental indenture, (iii) modify certain provisions of the Indenture relating to waiver of compliance with covenants, waiver of defaults or modification of the Indenture without the consent of the Holders of all Securities affected thereby, except to increase the percentage of Holders required for such waiver or modification, or (iv) modify the provisions with respect to the subordination of outstanding Securities of any series in a manner adverse to the Holders thereof; provided, further, that, in the case of the Securities of a series issued to a Wells Fargo Trust, so long as any of the corresponding series of Preferred Securities or Capital Securities issued by such Wells Fargo Trust remains outstanding, (i) no such amendment shall be made that adversely affects the Holders of such Preferred Securities or Capital Securities in any material respect, and no termination of this Indenture shall occur, and no waiver of any Event of Default or compliance with any covenant under this Indenture shall be effective, without the prior consent of the Holders of at least a majority of the aggregate liquidation preference of such Preferred Securities or Capital Securities then outstanding, unless and until the principal (and premium, if any,) of the Securities of such series and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full and (ii) no amendment shall be made to Section 6.05 of the Indenture (regarding the right of Holders of Preferred Securities or Capital Securities to institute a suit directly against the Company) that would impair the rights of the Holders of Preferred Securities or Capital Securities provided therein without the prior consent of the Holders of all Preferred Securities and Capital Securities then outstanding, unless and until the principal (and premium, if any) of the Securities of such series and all accrued and unpaid interest (including any Additional Interest) thereon have been paid in full.

          Any consent or waiver by the Holder of this Debenture given as provided in the Indenture (unless effectively revoked as provided in the Indenture) shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debenture issued in exchange, registration of transfer, or otherwise in lieu hereof irrespective of whether any notation of such consent or waiver is made upon this Debenture or such other Securities. No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture, at the places, at the respective times, at the rate and in the coin or currency herein prescribed.

          This Debenture will be redeemable, in whole or in part, at the option of the Company at any time on or after ______________, 200_. In the event of redemption of this Debenture in part only, a new Debenture or Securities of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

          Upon the occurrence and during the continuation of a Tax Event, Investment Company Event or Capital Treatment Event in respect of a Wells Fargo Trust, the Company may, at its option, at any time within 90 days of the occurrence of such Tax Event, Investment Company Event or Capital Treatment Event redeem this Debenture, in whole but not in part, subject to the provisions of Section 3.04 and the other provisions of Article Three of the Indenture, at a redemption price equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the Redemption Date.

          The Indenture contains provisions for the satisfaction and discharge of the entire indebtedness of this Debenture upon compliance by the Company with the conditions set forth in the Indenture.

          The Debentures of this series are issuable as fully registered Debentures in denominations of $1,000 and integral multiples of $1,000 in excess thereof. At the offices of the Securities Registrar maintained for such purpose, and subject to the limitations provided in the Indenture, Debentures of this series may be exchanged for a like aggregate principal amount of Debentures of this series of other authorized denominations, without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto.

          As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Debenture may be registered on the Register of the Debentures of this series upon surrender of this Debenture for registration of transfer at the offices or agencies to be maintained by the Securities Registrar for such purpose, duly endorsed by the Holder hereof or his attorney duly authorized in writing or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, but without payment of any charge other than a sum sufficient to reimburse the Company for any tax or other governmental charge incident thereto. Upon any such registration of transfer, a new Debenture or Securities of this series of authorized denomination or denominations for the same aggregate principal amount will be issued to the transferee in exchange herefor.

          Prior to due presentment for registration of transfer of this Debenture, the Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the person in whose name this Debenture shall be registered upon the Register of the Debentures of this series as the absolute owner of this Debenture (whether or not this Debenture shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purpose of receiving payment of or on account of the principal hereof and, subject to the provisions on the face hereof, interest due hereon and for all other purposes; and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

          No recourse shall be had for the payment of the principal of or interest on this Debenture, or for any claim based hereon or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, stockholder, officer, director or employee, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as a part of the consideration for the issue hereof, expressly waived and released.

          Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture. By acceptance of this Debenture, the Holder hereof agrees to be bound by the provisions of the Indenture.

          This Debenture shall be deemed to be a contract made under the laws of the State of California and for all purposes shall be governed by and construed in accordance with the laws of said State.

          IN WITNESS WHEREOF, WELLS FARGO & COMPANY has caused this instrument to be signed, manually or in facsimile, by its Chairman of the Board or its President or a Vice President and by its Secretary or an Assistant Secretary and a facsimile of its corporate seal to be affixed hereunto.



                                    WELLS FARGO & COMPANY



                                    By
                                      ----------------------------------------
                                      William F. Zuendt
                                      President



                                    By
                                      ---------------------------------------
                                      Robert S. Singley
                                      Assistant Secretary
[SEAL]


                    TRUSTEE'S CERTIFICATE OF AUTHENTICATION

          This is one of the Securities, of the series designated herein, described in the within-mentioned Indenture.

                                    THE FIRST NATIONAL BANK OF CHICAGO


                                    By
                                      ---------------------------------------
                                      Authorized Officer

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto

Please insert Social Security or other
identifying number of assignee:


---------------------------------------


--------------------------------------------------------------------------------
               (Name and Address of Assignee, including Zip Code,
                        must be printed or typewritten)


--------------------------------------------------------------------------------
the within Debenture, and all rights thereunder, hereby irrevocably constituting and appointing



                               Attorney to transfer said Debenture on the
------------------------------
Register of the Company, with full power of substitution in the premises.


Dated:
       ------------------------------------------------------------------------

          NOTICE: The signature to this assignment must correspond with the name as it appears upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatever.